UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992		04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Technology Drive	Milpitas	California	95035
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, the Board of Directors (the “Board”) of KLA Corporation (the “Company”) appointed Jamie E. Samath to the Board, effective immediately.

Mr. Samath has served as Executive Vice President, Chief Financial Officer and Head of Business Technology, since January 1, 2025, at Intuitive Surgical, Inc. (“Intuitive”), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. In his over 12 years with Intuitive, Mr. Samath’s scope and responsibilities have expanded across Intuitive’s financial and business functions. Mr. Samath assumed the role of Intuitive’s Chief Financial Officer in 2022 and became Head of Business Technology in 2024, which includes oversight of information technology, real estate and workplace services, and purchasing.

The Board also appointed Mr. Samath to the Audit Committee of the Board, effective immediately.

Mr. Samath will receive a prorated grant of restricted stock units pursuant to the Company’s 2023 Incentive Award Plan for his service on the Board through the next annual meeting of stockholders and he will be entitled to receive a prorated portion of the annual cash retainer paid by the Company to independent members of the Board and members of the Audit Committee pursuant to the Company’s current outside director compensation program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: April 30, 2025	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Executive Vice President, Chief Legal Officer And Corporate Secretary